AMENDED AND RESTATED BYLAWS
OF
ATHENE ANNUITY AND LIFE COMPANY
(Effective August 12, 2019)
ARTICLE I.
Offices and Agent
Section 1.Registered Office and Agent.
The Corporation’s registered office shall be at 505 5th Avenue, Suite 729, Des Moines, IA 50309. Its registered agent within the State of Iowa shall be Corporation Service Company or as designated by the Board of Directors from time to time.
Section 2.Other Offices.
The Corporation may also have offices at other places, either within or without the State of Iowa, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II.
Meeting of Shareholders
Section 1.Annual Meetings.
The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (within or without the State of Iowa), date and hour as shall be designated in the notice thereof, except that, to the extent permitted by applicable law, no annual meeting need be held if all actions, including the election of directors, required by the Iowa Business Corporation Act (the “Act”) to be taken at a shareholders’ annual meeting are taken by written consent in lieu of a meeting pursuant to Section 9 of this Article II. Rather than holding a meeting at any place, the Board may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements, if any, of the Act.
Section 2.Special Meetings.
Special meetings of the shareholders for any purpose or purposes may be called by the Board, the Chairman of the Board, the President or a shareholder or shareholders holding of record at least 10% of all shares of the Corporation entitled to vote thereat to be held at such place (within or without the State of Iowa), date and hour as shall be designated in the notice thereof.

Section 3.Notice of Meetings.
Except as otherwise expressly required by law, notice of each meeting of the shareholders shall be given not less than 10 or more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. Every such notice shall state the place (if any), date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall state the means of remote communications, if any, by which shareholders and proxy holders may be deemed present in person and vote at the meeting. If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the Act. If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the shareholder’s address as it appears in the Corporation’s records. If given by a form of electronic transmission consented to by the shareholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the Act. An affidavit of the Corporation’s Secretary, an Assistant Secretary or an agent of the Corporation that notice has been given shall be, in the absence of fraud, prima facie evidence of the facts stated in the affidavit.
Except as provided in the second sentence of this Section 3 or as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder entitled to vote at such adjourned meeting in the manner set forth in the first and second sentences of this Section 3.
Any shareholder may execute a written waiver or give a waiver by electronic transmission of notice of the meeting, either before or after such meeting. Any such waiver shall be filed with the records of the Corporation. If any shareholder shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when such shareholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the purposes of the meeting.
For purposes of these Bylaws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that is suitable for retention, retrieval, and reproduction of information by the recipient.
Section 4.List of Shareholders.
It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its share ledger to prepare and make, at least 10 calendar days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. This voting list does not need to include electronic mail addresses or other electronic contact information for any shareholder nor need it contain any information with respect to beneficial owners of the shares owned, although it may do so. From the date on which notice of the meeting is given for which the voting list was prepared through

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

the meeting, the voting list shall be open to the examination of any shareholder for any purpose germane to the meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the Corporation’s principal place of business. If the list is made available on an electronic network, the Corporation may take reasonable steps to ensure that it is available only to shareholders. If the shareholders’ meeting is held at a place, the voting list shall be produced and kept at that place during the whole time of the meeting. If the shareholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network during the whole time of the meeting. In either case, any shareholder may inspect the voting list at any time during the meeting.
The share ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the share ledger, the list required by this Section 4 or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.
Section 5.Quorum.
At each meeting of the shareholders, except as otherwise expressly required by law, shareholders holding a majority of the shares of the Corporation issued, outstanding and entitled to be voted at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of, such meeting may reschedule such meeting from time to time until shareholders holding the amount of shares requisite for a quorum shall be present in person or by proxy. At any such rescheduled meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.
Section 6.Organization.
At each meeting of the shareholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
(a)the Chairman of the Board;
(b)if there is no Chairman of the Board or if the Chairman of the Board shall be absent from such meeting, the President;
(c)if the Chairman of the Board and the President shall be absent from such meeting, any other officer or director of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat; or
(d)a shareholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat.
The Secretary or, if the Secretary shall be presiding over the meeting in accordance with the provisions of this Section or be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

Section 7.Order of Business.
The order of business at each meeting of the shareholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.
Section 8.Voting.
Each holder of voting shares of the Corporation shall, at each meeting of the shareholders, be entitled to one vote in person or by proxy for each share of the Corporation held by him and registered in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 4 of Article VIII of these Bylaws as the record date for the determination of shareholders who shall be entitled to receive notice of and to vote at such meeting.
Shares of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Any vote of shares of the Corporation may be given at any meeting of the shareholders by the shareholders entitled to vote thereon either in person or by proxy appointed by an instrument in writing or by electronic transmission delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he or she shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the shareholders, all matters, except as otherwise provided by law or in these Bylaws, shall be decided by the vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote thereat, a quorum being present. Notwithstanding the foregoing, shareholders shall have no right to cumulate their votes for the election of directors. Except as otherwise expressly required by law, the vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by such shareholder’s proxy, if there be such proxy, and shall state the number of shares voted.
Section 9.Action by Written Consent.
Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares of the Corporation entitled to vote on such action, and the consent shall be filed with the minutes of the proceedings of the shareholders.
Section 10.Remote Communications.
The Board may permit the shareholders and their proxy holders to participate in meetings of the shareholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the Act. The Board may adopt such guidelines and procedures applicable to participation in shareholders’ meetings by means of remote communication as it deems appropriate. Participation in a shareholders’ meeting by means of a method of remote communication permitted by the Board shall constitute presence in person at the meeting.

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

ARTICLE III.
Board of Directors
Section 1.General Powers.
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board shall exercise all powers of the Corporation and do all such lawful acts not prohibited by law, the Certificate of Incorporation or these Bylaws.
Section 2.Number and Term of Office.
The number of directors of the Corporation constituting the Board of Directors shall be at least five (5) and no more than fifteen (15). The Board of Directors shall be fixed from time to time by shareholders holding at least the number of shares required to elect directors; provided that the Board may increase or decrease by 30% or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than 30% the number of directors last approved by the shareholders. Directors need not be shareholders or citizens or residents of the United States of America. Each of the directors of the Corporation shall hold office until his or her term expires and until his or her successor is elected and qualified or until his or her earlier death or until his or her earlier resignation or removal in the manner hereinafter provided.
Section 3.Election.
At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Election of the directors of the Corporation need not be by written ballot.
Section 4.Resignation, Removal and Vacancies.
Any director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.
A director may be removed, either with or without cause, at any time by a vote of a majority in voting interest of the shareholders in accordance with the provisions of the Act.
Any vacancy occurring on the Board for any reason may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director or by shareholders holding at least the number of shares required to elect directors. The director elected to fill such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

Section 5.Meetings.
(a)Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.
(b)Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time determine.
(c)Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the President or a majority of the directors then in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board.
(d)Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Iowa as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.
(e)Notice of Meetings. Notices of regular meetings of the Board or of any adjourned meeting need not be given. Notices of special meetings of the Board, or of any meeting of any committee of the Board that has not been fixed in advance as to time and place by such committee, shall be given (i) in person or by telephone to the director at least 48 hours in advance of the meeting, (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or address for receiving electronic transmissions of that type at least 48 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than two business days preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting. Notice of a meeting need not be given to any director who attends a meeting without protesting prior to the meeting or at its commencement to the lack of notice to that director. A notice of meeting need not specify the purposes of the meeting.
Any director may execute a written waiver or give a waiver by electronic transmission of notice of the meeting, either before or after such meeting. Any such waiver shall be filed with the records of the Corporation. If any director shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when that director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the purposes of the meeting.
(f)Quorum and Manner of Acting. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. In each case the affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or any act of the Board, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat.
(g)Remote Communications. The directors, or the members of any committee of the Board, may participate in a meeting of the Board, or of such committee, by means of remote communications, which means shall meet the requirements of the Act.
(h)Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board or such committee.
(i)Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (a) the Chairman of the Board, (b) the President or (c) any director chosen by a majority of the directors present thereat. The Secretary or, in case of his or her absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
Section 6.Approval of Certain Matters by Shareholders.
Notwithstanding any provision of these Bylaws to the contrary, the following matters require the approval of shareholders holding a majority of the voting shares of the Corporation:
(a)merger or consolidation of the Corporation with any other entity;
(b)sale, lease or other disposition of all or substantially all of the assets of the Corporation;
(c)division or conversion of the Corporation; and
(d)amendment of the Corporation’s Articles of Incorporation.
Section 7.No Exclusive Duty to the Corporation.
A director shall not be required to manage the Corporation as his or her sole and exclusive function and he or she may have other business interests and engage in activities in addition to those relating to the Corporation. Neither the Corporation, any Shareholder, nor any other director shall have any right, by virtue of these Bylaws, to share or participate in such other investments or activities of the directors or in the income or proceeds derived therefrom.
Section 8.Compensation of Directors.
The Board of Directors shall fix the compensation of the directors for their services as directors of the Corporation or in any other capacity.

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

ARTICLE IV.
Committees
Section 1.Committees.
The Board may, by resolution passed by a majority of the whole Board, designate committees of the Board, each such committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. The Board shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. All proceedings and actions taken by a committee shall be reported to the Board at the next regular Board meeting.
ARTICLE V.
Officers
Section 1.Election, Appointment and Term of Office.
The officers of the Corporation shall be a President, who may but need not also be the Chief Executive Officer, a Treasurer and a Secretary, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers as may be appointed by the Board of Directors. Any two or more offices may be held by the same person. Officers need not be shareholders of the Corporation or citizens or residents of the United States of America. All officers may be elected by the Board, except that the Board may from time to time authorize any officer to appoint and remove any other such officer and to prescribe such person’s authority and duties. Each officer shall hold office until the next annual meeting of the Board and until his or her successor is elected or until his or her earlier death or until his or her earlier resignation or removal in the manner hereinafter provided. Any offices may be held by one individual simultaneously.
If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed or until his or her earlier death or until his or her earlier resignation or removal in the manner hereinafter provided.
Section 2.Resignation, Removal and Vacancies.
Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.
All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.
A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

Section 3.Duties and Functions.
(a)Chief Executive Officer. The Chief Executive Officer, if one shall be appointed, shall be a member of the Board, shall be the Chief Executive Officer of the Corporation, and shall perform such duties and exercise such powers as are incident to the office of chief executive, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

(b)President. The President shall be a member of the Board, shall be the Chief Executive Officer of the Corporation if there is no other Chief Executive Officer and perform such duties and exercise such powers as are incident to the office of chief executive, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

(c)Vice Presidents. At the request of the President or in the absence of the President or in the event of the inability or refusal to act of the President, the Vice President, if any, or the Vice Presidents, if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

(d)Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws; he or she shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements; and, in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board or the President. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed as provided in Section 1 of this Article V.

(e)Secretary. The Secretary shall keep the records of all meetings of the shareholders and of the Board and committees of the Board. He or she shall affix the seal of the Corporation to all instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records and in general shall perform all duties and have all powers incident to the office of Secretary. To such extent as the Board shall deem proper, the duties of Secretary may be performed by one or more assistants, to be appointed as provided in Section 1 of this Article V.

Section 4.Salaries of Officers.
The salaries of the officers shall be fixed from time to time by the Board of Directors, except that the Board may delegate to any person or committee the power to fix the salaries or other compensation of the officers. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

ARTICLE VI.
Contracts, Checks, Drafts, Bank Accounts, Proxies, etc.
Section 1.Execution of Documents.
The President or any other officer, employee or agent of the Corporation designated by the Board, or designated in accordance with corporate policy as approved by the Board, shall have power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents or instruments for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by written instrument to other officers, employees or agents of the Corporation.
Section 2.Deposits.
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise in accordance with corporate policy as approved by the Board.
Section 3.Proxies in Respect of Shares or Other Securities of Other Corporations.
The President or any other officer of the Corporation designated by the Board shall have the authority (a) to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of shares or other securities in any other corporation, (b) to vote or consent in respect of such shares or securities and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as he or she may deem necessary or proper in order that the Corporation may exercise such powers and rights. The President or any such designated officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.
ARTICLE VII.
Books and Records
The books and records of the Corporation may be kept at such places within or without the State of Iowa as the Board may from time to time determine.
ARTICLE VIII.
Shares and Their Transfer; Fixing Record Date
Section 1.Certificate for Shares.
Every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the President or a Vice President, and by the Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. Notwithstanding the foregoing, shares of the Corporation need not be represented by certificates, and the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.
Section 2.Record.
A record shall be kept of the name of the individual or legal entity owning the shares represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by law.
Section 3.Lost, Stolen, Destroyed or Mutilated Certificates.
The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board, the President or the Secretary may, in its or his or her discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his or her legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.
Section 4.Fixing Date for Determination of Shareholders of Record.
(a)In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than 60 or less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
(b)In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which date shall not be more than 10 calendar days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Iowa, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
(c)In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
ARTICLE IX.
Seal
The Board may authorize the adoption of a corporate seal for the Corporation. The Board may authorize one or more duplicate seals.
ARTICLE X.
Fiscal Year; Dividends and Distributions
Section 1.Fiscal Year.
The fiscal year of the Corporation shall end on December 31 each year, or on such other date as the Board of Directors shall determine.
Section 2.Dividends.
Dividends or distributions upon the capital shares of the Corporation, subject to the provisions of the Articles of Incorporation and the Act, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares. Before payment of any dividend or distribution, there may be set aside out of any funds of the Corporation available for dividends or distributions such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

ARTICLE XI.
Indemnification
Section 1.Right to Indemnification.
To the fullest extent permitted by applicable law as then in effect, the Corporation (a) shall indemnify any person (the “Indemnitee”) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, plan administrator or plan fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred by the Indemnitee in connection with such Proceeding, and (b) shall indemnify each Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in seeking to enforce its rights under this Article XI (by means of legal action or otherwise). Absent a court order to indemnify, the Corporation’s obligation for indemnification stated above is contingent upon satisfaction by the Indemnitee of the applicable indemnification standards required by the Act.
Section 2.Insurance, Contracts and Funding.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic company, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee or agent whether or not the Corporation would have the power to indemnify such person against the same liability under the Act. The Corporation may enter into contracts with any person entitled to indemnification under this Article XI in furtherance of the provisions of this Article XI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article XI.
Section 3.Indemnification Not Exclusive Right.
The rights of indemnification and advancement of expenses provided in this Article XI shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any contract, vote of shareholders or disinterested directors, insurance policy or otherwise.
Section 4.Advancement of Expenses.
In furtherance and not in limitation of the foregoing provisions, all expenses (including attorneys’ fees) actually incurred by or on behalf of an Indemnitee in advance of the final disposition of a Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

statements shall reasonably evidence the expenses incurred by the Indemnitee. The Corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnitee providing any undertaking required by the Act.
Section 5.Effects of Amendments.
Neither the amendment, modification or repeal of, nor the adoption of any provision in these Bylaws inconsistent with, any provision of this Article XI (including, without limitation, this Section 5) shall adversely affect any right or protection of any Indemnitee under this Article XI with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.
Section 6.Severability.
If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, to the extent such portions are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 7.Survival of Rights.
The rights of indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation or other person indemnified hereunder and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 8.Intent.
This Article XI is not intended to extend or limit in any way the rights and remedies provided with respect to the indemnification of directors, officers, employees and other persons under the laws of the State of Iowa, but is intended to express the desire of the shareholders of the Corporation that indemnification be granted to such directors, officers employees and other persons to the fullest extent allowable by such laws.
ARTICLE XII.
Amendments
Section 1.By Shareholders.
These Bylaws may be amended or repealed from time to time by the holders of a majority of the outstanding shares of the Corporation entitled to vote in respect thereof, by their vote at any annual or special meeting to amend or repeal any Bylaw.

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019

Section 2.By the Board.
These Bylaws may be amended or repealed by the Board at any regular or special meeting thereof, subject to the power under the Act of the holders of a majority of the outstanding shares of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend or repeal any Bylaw.
* * *

Athene Annuity and Life Company
Amended & Restated Bylaws
August 12, 2019